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CUSIP NO. 203744107                 13D                      Page 12 of 13 Pages

                                                                       EXHIBIT C

                            LIMITED POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that Herbard Limited (the "Corporation") does hereby make, constitute and appoint THOMAS A. HUSER as true and lawful attorney-in-fact of the Corporation, to act in the name, place and stead of the Corporation.

         To negogiate, execute and deliver any and all agreements, documents, instruments and certificates, and to take any and all actions, of whatever kind, with regard, directly or indirectly, to any filings, notices, authorizations or actions required or advisable to be made with, given to, obtained from or otherwise to comply with the rules and regulations of the Securities and Exchange Commission, and state or any other governmental office or body, in connection with the record of beneficial ownership or other interest by the Corporation of, or any transactions relating in any way to, any securities of Community Medical Transport, Inc., including, without limitation, (1) any statements on Schedule 13D and any amendments thereto, (2) any joint filing agreements pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Commission Act of 1934, as amended, and any amendments thereto, (3) any initial statements of beneficial ownership on Form 3, and (4) any statements of Change in beneficial ownership on Form 4 or Form 5.

         Giving and granting unto said attorney-in-fact full power and authority to do and perform any and every act whatsoever requisite, necessary, or in the opinion of said attorney-in-fact, desirable to be done in connection with the foregoing, as fully and to intents and purposes as the undersigned might or could do if personally present, by its officers, hereby ratifying and confirming all acts that said attorney-in-fact shall do or cause to be done by virtue hereof.

         The Corporation hereby agrees to indemnify and hold harmless the attorney-in-fact for any claims, liabilities, costs or expenses, including reasonable attorney's fees, incurred by said attorney-in-fact arising out of, or in any way connected with, performance by said attorney-in-fact of any and all acts duly authorized hereunder by the Corporation unless such claims arise out of the wilful or grossly negligent disregard by such attorney-in-fact of his obligation hereunder.

         This Power of Attorney shall expire on October 7, 1998

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be duly executed this 7th day of October, 1998.

HERBARD LIMITED

By S.C.S. LIMITED, sole director